Exhibit 10.27



                                                                 EXECUTION COPY
APPENDIX 2 TO GUARANTEE COMMITMENT                                   Document 5


                                Trust Indenture
                               Special Provisions

                                    between

                              CHILES GALILEO LLC,
                                   Shipowner

                             11200 Richmond Avenue
                                   Suite 490
                               Houston, TX 77082


                                      and


                        U.S. BANK NATIONAL ASSOCIATION,
                               Indenture Trustee

                             180 East Fifth Street
                               St. Paul, MN 55101


                                  Dated as of

                               October 31, 2001

APPENDIX II TO GUARANTEE COMMITMENT                                 Document 5

                                TRUST INDENTURE
                               SPECIAL PROVISIONS


                                   RECITALS:

         WHEREAS, pursuant to the understandings set forth in the Security Agreement, the Shipowner has authorized the issuance of certain Obligations pursuant to this Indenture in an aggregate principal amount not to exceed $81,000,000 to finance the cost of construction of the Vessel; and

         WHEREAS, The Secretary, on behalf of the United States, has agreed to Guarantee the payment of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Obligations under the provisions of Title XI of the Act, and has authorized the Indenture Trustee to cause the Guarantees to be imprinted on the Obligations pursuant to the Authorization Agreement.


         NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, the parties hereto agree as follows:

                                 ARTICLE FIRST
                      Incorporation of General Provisions
                      -----------------------------------

         This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, and they shall be treated as one instrument. In the event of a conflict, the terms of the Special Provisions shall prevail.


                                 ARTICLE SECOND
                       The Obligations and the Guarantees
                       ----------------------------------

         (a) Designation and Principal Amount of Obligations. The Notes or Bonds issued hereunder from time to time shall be designated "United States Government Guaranteed Export Ship Financing Notes, Galileo Series," and "United States Government Guaranteed Export Ship Financing Bonds, Galileo Series," and shall be in the form of Exhibit 2(a) and 2(b) to this Indenture; and the aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed Eighty-One Million United States Dollars (US$ 81,000,000) and each shall mature and bear interest and have such other terms and provisions as set forth therein.

         (b) Limits on Guarantees. The Guarantees extend only to principal and interest owed under the Notes and Bonds and only to the extent specified therein. The United States does not guarantee the payment of any other indebtedness of the Shipowner to the Holders or any other Person no matter how the indebtedness arises or whether it is in any way related to the borrowings of the principal amount which is the subject of any Note or Bond.

         (c) Denominations. The denominations of the Obligations shall be in integral multiples of $1,000.

         (d) Office or Agency. The Shipowner shall at all times cause to be maintained in the City of St. Paul, State of Minnesota an office or agency for the purposes specified in Section 5.03 of this Indenture.

         (e) Corporate Trust Office. The Indenture Trustee shall at all times have its Corporate Trust Office in the City of St. Paul, State of Minnesota.



                                 ARTICLE THIRD
                           Redemption of Obligations
                           -------------------------

         (a) Redemption of Notes from Proceeds of Bonds. If any Notes have been issued hereunder, on or before the Stated Maturity Date of such Notes, the Shipowner may redeem any or all of such Notes by issuing on the Redemption Date of such Notes, Bonds in a principal amount equal to the outstanding principal amount of and interest accrued on the Notes to be so redeemed. All proceeds of Bonds issued pursuant to this paragraph (a), shall first be applied by the Shipowner to pay in full the outstanding principal and interest of the outstanding Notes to be redeemed on the Redemption Date. Notwithstanding any contrary provision of Section 3.09 and 3.10 of Exhibit 1 hereto, proceeds of Bonds issued pursuant to this paragraph (a) may be paid on the Redemption Date to any such account as the Note Holder may designate in writing to the Indenture Trustee and the Shipowner, whether or not such account is maintained with the Indenture

Trustee. Delivery to such Holder by the Shipowner of an amount sufficient to repay Holder's Note in full shall constitute conclusive evidence of such payment for all purposes under this Indenture.

         (b)      Mandatory Redemption of Obligations.

                  1. The Obligations are subject to repayment, upon the terms and conditions provided in the Indenture, through the operation of a mandatory repayment schedule providing for the repayment in consecutive semi-annual installments of a principal amount as indicated in each such Obligation, commencing on the date which is the earlier of (A) the 1st or 15th day of a month, whichever first occurs, on or after the date which is six (6) months after delivery of the Vessel and (B) February 15, 2004 (the "Initial Payment Date"), and semi-annually thereafter commencing with the date that is six months following the Initial Payment Date (each a "Payment Date"), to and including, for the Note, the Stated Maturity, and for the Bonds, the thirty-sixth Payment Date, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to such date; provided, however, that notwithstanding the foregoing provisions of this paragraph, in case the principal amount of the Notes shall be reduced by reason of any prepayment or redemption described in paragraph (c) of this Article Third, the principal amount of the Obligations to be repaid through the operation of the mandatory repayment schedule on each subsequent scheduled mandatory redemption date shall be subject to reduction as provided in Section 3.02 of the General Provisions to this Indenture. In the event the Notes issued hereunder are being redeemed through the issuance of Bonds, (i) the first regularly scheduled principal installment under the Bonds shall be due on the first Payment Date which falls after the first date of issue of the Bonds (ii) the remaining principal payments shall be payable according to the schedule incorporated into the Bonds and
         (iii) the last Payment Date shall be the thirty-sixth Payment Date.

                  2. The Shipowner shall redeem the Notes at a price equal to one hundred percent (100%) of the principal amount thereof, together with interest accrued to the date of redemption (the "Mandatory Note Redemption Date") fifteen (15) Business Days after the date (i) the Long Term Benchmark Rate equals or exceeds eight and three tenths percent (8.30%) per annum; or (ii), if during the Construction Period, the Short Term Construction Period Benchmark Rate equals or exceeds thirteen percent (13.00%) per annum; (iii) if, after the Construction Period, the Short Term Post-Construction Period Benchmark Rate equals or exceeds ten and twenty-five one hundredths percent (10.25%) per annum (each a "Trigger Event"). On the Mandatory Note Redemption Date, the Shipowner may redeem the Notes using the proceeds of Bonds issued on such Mandatory Note Redemption Date in accordance with the provisions of paragraph (a) of Article Third hereof.

                  3. The Notes issued hereunder are also subject to mandatory redemption at a redemption price equal to one hundred percent (100%) of the principal amount thereof, together with interest accrued thereon to the date of redemption, on the Stated Maturity Date of such Notes.


         (c)      Optional Redemption of Obligations.

                  1. At its option, the Shipowner may redeem the Notes of any Series from time to time, in whole or in part, at a redemption price equal to one hundred percent (100%) of the principal amount thereof, together with interest thereon to such redemption date, and any Liquidation Fees and Breakage Fees in such amounts as set forth in a written notice by the Agent to the Secretary, the Shipowner and the Indenture Trustee. Any partial redemption of Notes pursuant to Section
         8.01 of Exhibit 1 to this Indenture shall be subject to payment of any Liquidation Fees or Breakage Fees.

                  2. At its option, the Shipowner may redeem the Bonds of any Series, in whole or in part, on any Payment Date, at a redemption price equal to one hundred percent (100%) of the principal amount thereof, together with interest accrued thereon to such date, together with the Make Whole Premium specified in such Bonds. No Make Whole Premium shall be owed in connection with any mandatory redemptions of the Bonds, any redemptions of the Bonds at the option of the Secretary, or any other redemption of the Bonds pursuant to any provisions of the Indenture not set forth in this paragraph.

                  3. If the Shipowner shall elect to make any such optional redemption, the Shipowner shall, at least five (5) Business Days in the case of Notes, and fifteen (15) days in the case of the Bonds, but not more than sixty (60) days, prior to such Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this paragraph (c) to make such optional redemption and specifying the principal amount of Obligations which the Shipowner intends to redeem on such Redemption Date.


                                 ARTICLE FOURTH
                      Additions, Deletions and Amendments
                                  to Exhibit 1
                                  ------------

                  (a) Concerning Section 3.08. The last sentence of Section
         3.08 is amended to read: "A copy of the notice shall be mailed by first class mail, postage prepaid, in the case of the Note, at least 3 days, and, in the case of the Bonds, at least 30 days, prior to the Redemption Date to each Holder of any Outstanding Obligation that is to be redeemed, in whole or in part, at the last address appearing on the Obligation Register."

                  (b) Concerning Section 6.09. The following new section is added to Section 6.09 as subparagraph (c): "In the event that the Bonds are registered in the name of The Depository Trust Company ("DTC"), Cede & Co. ("Cede") or another nominee of DTC or Cede, and
         (i) if the Secretary assumes the Bonds pursuant to Section 6.09(a) hereof, or (ii) if the Secretary instructs the Shipowner and the Indenture Trustee to Terminate said registration, the Shipowner and the Indenture Trustee, promptly upon receipt of the notice of such assumption or upon receipt of notice of such termination, shall terminate or cause the termination of the Letter of Representations. The Indenture Trustee shall within 30 days from receipt of either such notice from the Secretary also instruct DTC to notify its direct and indirect participants of the need to reregister the Bonds in the names of the beneficial owners. Upon surrender by DTC of the Bonds issued in its name, the name of Cede or another nominee, the Shipowner shall issue at its sole expense, and the Indenture Trustee shall authenticate Bonds in the names provided to the Indenture Trustee by DTC."

                  (c) Concerning Registered and Beneficial Ownership of Bonds:
         Legends.

         (i) The Bonds shall be issued initially in the form of one or more permanent global Bonds in definitive, fully registered form without interest coupons (each, a "Global Bond"). Except as provided in paragraph (iii) below, owners of beneficial interests in Global Bonds will not be entitled to receive separate certificated bonds ("Definitive Bond") and will not be considered holders thereof. Each such Global Bond shall be deposited with DTC or the Indenture Trustee, as custodian for DTC, registered in the name of DTC or a nominee of DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture. Each Global Bond shall bear such legend as DTC may require.

         (ii) Members of, or participants in, DTC shall have no rights under the Indenture with respect to any Global Bond held on their behalf by DTC or by the Indenture Trustee as the custodian of DTC or under such Global Obligation, and DTC may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Bond.

         (iii) (1) The transfer and exchange of beneficial interests in Global Bonds shall be effected through DTC, in accordance with the procedures of DTC therefor. The transfer and exchange of Global Bonds shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture and the procedures of DTC therefor.

               (2) A Global Bond shall be exchangeable for Definitive Bonds registered in the names of persons owning beneficial interest in such Global Bond only if any of the following events shall have occurred: (1) DTC notifies the Shipowner that it is unwilling or unable to continue as depositary for such Global Bond or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter, (2) the Shipowner elects to terminate DTC's services or the book entry system, (3) the Secretary assumes the Bonds or (4) the Secretary instructs the Shipowner and Indenture Trustee to terminate the registration of the Global Bond.

               (3) Any Global Bond that is exchangeable for Definitive Bonds registered in the name of the owners of beneficial interests therein pursuant to this paragraph (iii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of such Global Bond, an equal aggregate principal amount of Definitive Bonds of authorized denominations. Definitive Bonds issued in exchange for a beneficial interest in a Global Bond pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing. The Indenture Trustee shall deliver such Definitive Bonds to the Obligation Owners in whose names such Obligations are so registered in accordance with instructions of DTC.

               (4) The registered Holder of a Global Bond may grant proxies and otherwise authorize any beneficial owner, including DTC's members and participants and beneficial owners that may hold interest through such members and participants, to take any action which a Holder is entitled to take under the Indenture or Bonds.

               (5) In the event of the occurrence of any of the events specified in paragraph (iii)(2), the Shipowner will promptly make available to the Indenture Trustee a reasonable supply of Definitive Bonds.

               (6) Notwithstanding any other provision of the Indenture, a Global Bond may not be transferred except as a whole by DTC for such Global Bond to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

         (iv.) At such time as all beneficial interests in a Global Bond have either been exchanged for Definitive Obligations, redeemed, repurchased or canceled, such Global Bond shall be canceled by the Indenture Trustee.

         (v.) The Indenture Trustee shall have no responsibility or obligation to any owner of any beneficial interest in a Global Bond, a member of, or a participant in DTC or any other beneficial owner with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Bonds or with respect to the delivery to any participant, member, beneficial owner, or other Bond owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of such Bonds (or other security or property) under or with respect to such Bonds. All notices and communications to be given to the Holders and all payment to be made to Holders in respect to the Bonds shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Bond). The rights of owners of beneficial interests in any Global Bond shall be exercised only through DTC, subject to the applicable rules and procedures of DTC. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.


                                 ARTICLE FIFTH
                                 Miscellaneous
                                 -------------

         (a) Concerning Notices. Subject to the provisions of Section 13.01 of this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary, shall be deemed to have been sufficiently given or made when addressed to:

The Indenture Trustee as:                   U.S. BANK NATIONAL ASSOCIATION
                                            180 East Fifth Street
                                            St. Paul, MN 55101
                                            Attn.:  Richard Prokosch
                                            Fax:  (615) 244-0711
                                            Telephone:  (615) 244-0721

The Shipowner as:                           CHILES GALILEO LLC
                                            11200 Richmond Avenue
                                            Suite 490
                                            Houston, TX 77082
                                            Attn.:  Chief Financial Officer
                                            Fax:  (212) 582-8522
                                            Telephone:  (212) 621-9283

The Secretary as:                           SECRETARY OF TRANSPORTATION
                                            c/o Maritime Administrator
                                            Department of Transportation
                                            400 Seventh Street, SW
                                            Washington, D.C. 20590
                                            Fax:  (202) 366-7901

The Facility Agent as:                      CITIBANK INTERNATIONAL PLC
                                            3rd Floor
                                            Riverdale House
                                            68 Molesworth Street
                                            London, England SE13 7EU
                                            Attention:  Loans Agency
                                            Fax:  +44 20-7500-4482/4484
                                            Telephone:  +44 20-7500-4194

                                            with a copy to:

                                            STRUCTURED TRADE FINANCE
                                            5th Floor
                                            Citigroup Centre
                                            33 Canada Square
                                            London, England E14 5LB
                                            Attention:  Gillian Barndfather/
                                                        Stuart James
                                            Fax:  +44 20-7986-4881
                                            Telephone:  +44 20-7986-4823/4856

         (b) Governing Law. This Indenture and each Obligation shall be construed, enforced, and governed by the laws of the United States of America, but to the extent they are inapplicable, then by the laws of the State of New York of the United States of America without regard to its conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

         (c) Jurisdiction and Consent to Suit. Any proceeding to enforce this Agreement may be brought in the Federal courts of the United States of America located in the State of New York of the United States of America. The Shipowner and the Indenture Trustee hereby irrevocably waive any present or future objection to such venue, and for each of itself and in respect of any of their respective properties hereby irrevocably consents and submits unconditionally to the nonexclusive jurisdiction of those courts. The Shipowner further irrevocably waives any claim that any such court is not a convenient form for any such proceeding. The Shipowner agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the State of New York, if delivered to Fred Farkouh, Farkouh Furman and Faccio, 1370 Avenue of the Americas, 25th Floor, New York, New York 10019, which it irrevocably designates and appoints as its authorized agent for the service of process in the State and Federal courts in the State of New York. Nothing herein shall affect the right of the Trustee to serve process in any other manner permitted by applicable law. The Shipowner further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Indenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of that fact and of the judgment.

         (d) Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, this Indenture has been duly executed by the parties hereto as of the day and year first above written.


SHIPOWNER:                               CHILES GALILEO LLC



                                         BY:     /s/ DICK FAGERSTAL
                                             ----------------------------------
                                                  Senior Vice President





INDENTURE TRUSTEE:                        U.S. BANK NATIONAL ASSOCIATION



                                         BY:      /s/ JULIE EDDINGTON
                                              ---------------------------------



ATTEST:


BY:     /s/ JOEL GEIST
     ----------------------------

                                                                 EXECUTION COPY
EXHIBIT 1 TO INDENTURE                                               Document 7
                                                             GENERAL PROVISIONS

                               TABLE OF CONTENTS

                                                                                       Page
                                   ARTICLE I
           DEFINITIONS; OFFICER'S CERTIFICATE AND OPINIONS OF COUNSEL

   SECTION 1.01.  Definitions...........................................................  1
   SECTION 1.02.  Officer's Certificate and Opinions of Counsel.........................  1

                                   ARTICLE II
                                THE OBLIGATIONS

   SECTION 2.01.  Issuance of Obligations of Initial Series.............................  1
   SECTION 2.02.  Additional Obligations; Obligations of Additional Series..............  2
   SECTION 2.03.  Legends on Obligations................................................  2
   SECTION 2.04.  Dates of Obligations..................................................  2
   SECTION 2.05.  Execution of Obligations..............................................  2
   SECTION 2.06.  Authentication of Obligations and Guarantees..........................  3
   SECTION 2.07.  Registration, Transfer and Exchange...................................  3
   SECTION 2.08.  Who Treated as Owners.................................................  4
   SECTION 2.09.  Lost, Stolen, Destroyed or Mutilated Obligations......................  4
   SECTION 2.10.  Reacquired Obligations, Cancellation and Disposition of Obligations...  4

                                  ARTICLE III
                           REDEMPTION OF OBLIGATIONS

   SECTION 3.01.  Redemptions Suspended During Default..................................  5
   SECTION 3.02.  Redemptions Without Premium...........................................  5
       (a) Mandatory Sinking Fund Redemptions................................ ..........  5
       (b) Credit Against Mandatory Sinking Fund Redemptions............................  5
       (c) Optional Sinking Fund Redemptions............................................  6
       (d) Mandatory Redemptions Without Premium........................................  6
       (e) Adjustment of Redemption Payments............................................  6
   SECTION 3.03.  Optional Redemptions of Obligations at Premium........................  6
   SECTION 3.04.  Redemptions to Comply with Section 1104A(b)(2) of the Act.............  7
   SECTION 3.05.  Redemption After Total Loss, Requisition of Title, Seizure or
         Forfeiture of Vessel or Termination of Certain Contracts.......................  7
   SECTION 3.06.  Redemption After Assumption by the Secretary..........................  7
   SECTION 3.07.  Determination of Obligations to be Redeemed...........................  7
   SECTION 3.08.  Notices of Redemption.................................................. 7
   SECTION 3.09.  Deposit of Redemption Moneys..........................................  8
   SECTION 3.10.  Payment of Redemption Price...........................................  8

                                   ARTICLE IV
                CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS

   SECTION 4.01.  Generally.............................................................  8
   SECTION 4.02.  Paying Agents ........................................................  9
   SECTION 4.03.  Unclaimed Amounts.....................................................  9
   SECTION 4.04.  Application of Funds..................................................  9

                                   ARTICLE V
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

   SECTION 5.01.  Authorization, Execution and Delivery of Indenture.................... 10
   SECTION 5.02.  Payment............................................................... 10
   SECTION 5.03.  Offices or Agencies of Shipowner...................................... 10

                                   ARTICLE VI
                        INDENTURE DEFAULTS AND REMEDIES

   SECTION 6.01.  What Constitutes "Indenture Defaults"................................. 10
   SECTION 6.02.  Demand for Payment of Guarantees...................................... 11
   SECTION 6.03.  Appointment of Indenture Trustee and Holders of Outstanding
         Obligations as Attorneys-in-Fact............................................... 11
   SECTION 6.04.  Termination and Payment of the Guarantees............................. 11
   SECTION 6.05.  Rights of Indenture Trustee After Indenture Default................... 13
   SECTION 6.06.  Obligees' Right to Direct Indenture Trustee After Indenture Default... 13
   SECTION 6.07. Attorney's Fees and Costs.............................................. 13
   SECTION 6.08.  Recision of Payments.................................................. 14
   SECTION 6.09.  Assumption of Obligations by Secretary................................ 14

                                  ARTICLE VII
                             THE INDENTURE TRUSTEE

   SECTION 7.01.  Acceptance of Trusts.................................................. 15
   SECTION 7.02.  Eligibility of Indenture Trustee...................................... 15
   SECTION 7.03.  Rights and Duties of Indenture Trustee................................ 15
   SECTION 7.04.  Compensation, Expenses and Indemnification of Indenture Trustee....... 17
   SECTION 7.05.  Resignation and Removal of Indenture Trustee.......................... 17
   SECTION 7.06.  Appointment of Successor Indenture Trustee............................ 18
   SECTION 7.07.  Effect of Appointment of Successor Indenture Trustee.................. 18
   SECTION 7.08.  Merger, Consolidation and Sale of Indenture Trustee................... 18

                                  ARTICLE VIII
             CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

   SECTION 8.01.  Consolidation or Merger of Shipowner or Sale of Vessel................ 19

                                   ARTICLE IX
                                ACTS OF OBLIGEES

   SECTION 9.01.  Acts of Obligees...................................................... 19

                                   ARTICLE X
                            SUPPLEMENTAL INDENTURES

   SECTION 10.01.  Permissible Without Action by Obligees............................... 20
   SECTION 10.02.  Protection of Indenture Trustee...................................... 21
   SECTION 10.03.  Reference in Obligations to Supplemental Indentures.................. 21
   SECTION 10.04.  Waivers and Supplemental Indentures with Consent of Obligees......... 21
   SECTION 10.05.  Consent of Secretary................................................. 22
   SECTION 10.06.  Continued Validity of the Guarantees................................. 22

                                   ARTICLE XI
                    PERFORMANCE OF OBLIGATIONS TO SECRETARY

   SECTION 11.01.  Performance of Obligations to Secretary.............................. 22

                                  ARTICLE XII
                    SATISFACTION AND DISCHARGE OF INDENTURE

   SECTION 12.01.  Satisfaction and Discharge of Indenture.............................. 22

                                  ARTICLE XIII
                                 MISCELLANEOUS

   SECTION 13.01.  Notices and Demands.................................................. 23
   SECTION 13.02.  Waivers of Notice.................................................... 23
   SECTION 13.03.  Benefit of Indenture................................................. 23
   SECTION 13.04.  Execution of Counterparts............................................ 23
   SECTION 13.05.  Table of Contents; Titles and Headings............................... 23
   SECTION 13.06.  Immunity of Incorporators, Stockholders, Limited Partners,
         Members, Officers and Directors................................................ 23
   SECTION 13.07.  Payments in U.S. Currency............................................ 24
   SECTION 13.08.  Shipowner not Immune................................................. 24

                                   ARTICLE I
                      DEFINITIONS; OFFICER'S CERTIFICATES
                            AND OPINIONS OF COUNSEL

         SECTION 1.01. Definitions. For the purposes of this Indenture, capitalized terms shall have the meanings specified in Schedule A to the Indenture unless otherwise expressly provided.

         SECTION 1.02. Officer's Certificates and Opinions of Counsel. The Responsible Officer of the Person executing an Officer's Certificate with respect to a covenant or condition provided for in this Indenture shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such independent examination or investigation as is necessary to enable him to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of his knowledge that such condition or covenant has been met. A lawyer issuing an Opinion of Counsel shall include the same representations, except that insofar as it relates to factual matters, if it is in the lawyer's professional opinion that reliance upon a certificate or an Opinion of Counsel is appropriate, the lawyer may so rely upon such certificate or opinion. Each Officer's Certificate and Opinion of Counsel shall set forth the pertinent supporting information and shall be subject to the Secretary's review of its adequacy and accuracy.

                                   ARTICLE II
                                THE OBLIGATIONS

         SECTION 2.01. Issuance of Obligations of Initial Series. (a) At any time and from time to time after the execution and delivery of this Indenture, the Shipowner may deliver to the Indenture Trustee Obligations of the initial series issuable under this Indenture duly executed by the Shipowner, accompanied by a Request of the Shipowner, and thereupon the Indenture Trustee shall authenticate such Obligations, after endorsing thereon and authenticating the Guarantees of the United States in accordance with the Authorization Agreement, and shall deliver such Obligations and Guarantees in accordance with such Request. Each such Request shall specify the principal amounts, interest rates and Stated Maturities of the Obligations to be authenticated and the names and addresses of the Persons in whose name the Obligations are to be registered.

         (b) The initial series of Obligations shall set forth their respective principal amounts (in the denominations provided in the Special Provisions), interest rates per annum, and Stated Maturities, and shall be payable as to principal and interest and premium, if any, in any legal coin or currency of the United States and shall be subject to redemption as provided in Article III.

         (c) The principal and interest and any premium due on the Obligations shall be paid by (i) the Corporate Trust Office or (ii) a Paying Agent by (x) certified or official bank check mailed by first class postage prepaid to the addresses of the Obligees appearing on the Obligation Register or (y) at the request of an Obligee, received by the Indenture Trustee at least three Business Days prior to the date of payment, by wire transfer to a commercial bank in the United States or by credit to an account maintained by the Obligee with the Indenture Trustee without presentment of the Obligation. Prior to any sale, assignment or transfer of such Obligation, the Holder is required to present the Obligation to the Indenture Trustee so that a proper notation of all principal payments under (y) are made on the Obligation.

         (d) The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of Maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed to the addresses of the Obligees as provided above, if payment is to be made by check, or if payment is to be made by wire transfer, or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited, or if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

         (e) If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date for such payment, and no interest shall accrue thereon for the period after said nominal date.

         SECTION 2.02. Additional Obligations; Obligations of Additional Series. At any time, the Shipowner may, with the approval of the Secretary, issue additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series, which shall be for the purpose of aiding in financing or refinancing the construction, reconstruction or reconditioning of one or more of the Vessels and shall be (i) in such principal amount, and mature on such dates, bear interest at such rate or rates, be in such form or forms and have such other terms and provisions, as shall be set forth in a Supplemental Indenture providing for the issue thereof and (ii) guaranteed by the United States under the Act pursuant to a supplement to the Authorization Agreement.

         SECTION 2.03. Legends on Obligations. Any Obligation may have imprinted or stamped thereon any legend, consistent herewith, which is prescribed by the Shipowner and approved by the Indenture Trustee, and approved by the Secretary.

         SECTION 2.04. Dates of Obligations. Each Obligation of any series shall be dated the date of its authentication by the Indenture Trustee.

         SECTION 2.05. Execution of Obligations. The Obligations shall from time to time be executed on behalf of the Shipowner by a Responsible Officer thereof (whose signature may be a facsimile), and its corporate seal (which may be a facsimile), if any, shall be imprinted thereon and attested by its secretary, assistant secretary or assistant trust officer (whose signature may be a facsimile). If a Shipowner's officer, whose signature appears on any Obligation, shall cease to be such an officer before such Obligation shall have been authenticated by the Indenture Trustee, the Obligation nevertheless may be delivered with the same force and effect as though the person had not ceased to be a Shipowner's officer.

         SECTION 2.06. Authentication of Obligations and Guarantees. No Obligation or the Guarantee of the United States thereon shall be valid unless such Obligation shall bear thereon an authentication certificate, executed by the Indenture Trustee in accordance with the terms and conditions of the Authorization Agreement. A duly executed authentication certificate shall be conclusive evidence, and the only competent evidence, that such Obligation and such Guarantee have been duly executed, authenticated and delivered hereunder.

         SECTION 2.07. Registration, Transfer and Exchange. (a) The Indenture Trustee shall keep an Obligation Register at the Corporate Trust Office for the registration of ownership, transfers and exchanges of Obligations.

         (b) A registered Obligee may transfer an Obligation, at the Corporate Trust Office, by surrender of such Obligation for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the Obligee or its duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee, a new Obligation, and the Guarantee of the United States thereon, in authorized denominations of like series, tenor, interest accrual date and Stated Maturity and for the same aggregate principal amount.

         (c) The Shipowner shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed,
(2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or
(3) any Obligation which has been selected for redemption in whole or in part. If any Obligation surrendered for transfer or exchange has been selected for redemption in whole or in part, there may be endorsed on any Obligation issued therefor an appropriate notation of such fact.

         (d) Any Obligation may be exchanged for a like principal amount of Obligations of the same series, tenor, interest accrual date and Stated Maturity but of different authorized denominations. Obligations to be exchanged shall be surrendered at the Corporate Trust Office, and the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, the Obligation or Obligations, and the Guarantee or Guarantees of the United States thereon, requested by the Obligee in accordance with this paragraph.

         (e) As a condition precedent to any transfer or exchange of Obligations, the Shipowner may require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.

         SECTION 2.08. Who Treated as Owners. The Shipowner, the Indenture Trustee, the Secretary, and any Paying Agent for the payment of principal of (and premium, if any) or interest on the Obligations may deem the Person in whose name any Obligation is registered in the Obligation Register as the absolute owner of such Obligation for all purposes, and neither the Shipowner, the Indenture Trustee, the Secretary, nor any such Paying Agent shall be affected by any notice to the contrary, whether such Obligation shall be past due or not. All payments of or on account of principal (and premium, if any) or interest, or pursuant to the Guarantee, to such registered Obligee shall be valid and effectual to satisfy and discharge the liability of the Shipowner and the Secretary to the extent of the sum or sums so paid, except as otherwise provided in Section 6.08.

         SECTION 2.09. Lost, Stolen, Destroyed or Mutilated Obligations. Upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Outstanding Obligation ("Lost Obligation"), the Shipowner may execute, and upon request of the Shipowner, the Indenture Trustee shall authenticate and deliver, a new replacement Obligation, with the Guarantee of the United States thereon, of like series, tenor, interest accrual date, principal amount and Stated Maturity (which may bear such notation as may be required by the Indenture Trustee and which shall bear a serial number different from that of the Lost Obligation) and in the event such Lost Obligation has or is about to become due and payable, the Indenture Trustee may deem the applicant with respect thereto to be the owner of said Obligation for the purpose of receiving any payments due on account thereof; provided that (1) the Shipowner, the Indenture Trustee and the Secretary shall receive an indemnity satisfactory to the Shipowner, the Indenture Trustee and the Secretary, (2) the Shipowner shall be reimbursed for all reasonable expenses (including any fees or expenses of the Indenture Trustee) incident thereto, and (3) a mutilated Obligation shall be surrendered. Once the Indenture Trustee has issued a replacement Obligation, the Lost Obligation shall not be enforceable. The provisions of this section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Lost Obligations.

         SECTION 2.10. Reacquired Obligations; Cancellation and Disposition of Obligations. In the event the Shipowner shall reacquire any Obligations (whether by purchase or otherwise), such Obligations shall forthwith be delivered to the Indenture Trustee for cancellation. Except as provided in
Section 3.10(b), all Obligations surrendered for the purpose of payment, redemption, transfer, exchange, or substitution, or in discharge in whole or in part of any sinking fund payment shall, if surrendered to the Shipowner or any Paying Agent, be delivered to the Indenture Trustee and shall be cancelled by it. No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as may be expressly permitted by this Indenture. Obligations cancelled by the Indenture Trustee shall be delivered or disposed of as directed by a Request of the Shipowner.

                                  ARTICLE III
                           REDEMPTION OF OBLIGATIONS

         SECTION 3.01. Redemptions Suspended During Default. Notwithstanding the following provisions of this Article III, neither the Shipowner nor the Indenture Trustee shall redeem any Obligations, except pursuant to Section 3.04 or 3.06, during the continuance of any Indenture Default, except that, where the mailing of notice of redemption of any Obligations shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption. Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of Obligations which may not be applied to the redemption thereof shall be held in trust by the Indenture Trustee and applied in the following manner: (1) in case such Indenture Default or such event shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations in accordance with the applicable provisions of the Obligations and of this Article III, (2) in the event the Secretary shall have assumed the Obligations pursuant to Section 6.09 or shall have been required to pay the Guarantees, such moneys shall be paid over by the Indenture Trustee to the Secretary or (3) if no Obligation shall be Outstanding, and the Secretary shall not have been required to pay the Guarantees, such moneys shall be paid to the Shipowner.

         SECTION 3.02. Redemptions Without Premium. (a) Mandatory Sinking Fund Redemptions. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, through the operation of a mandatory sinking fund providing for semi-annual redemption commencing and continuing on the dates and in the principal amounts specified in the Obligations, plus interest accrued thereon to the applicable sinking fund Redemption Date; provided, however, that in the event of any special redemption pursuant to Sections 3.04 or 3.05 below, the principal amount of Obligations to be redeemed on each subsequent mandatory sinking fund Redemption Date shall be reduced by an amount equal to the principal amount of the Obligations retired by reason of such special redemption divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of the Obligations) scheduled thereafter.

          (b) Credit Against Mandatory Sinking Fund Redemptions. In lieu of making all or any part of any such mandatory sinking fund redemption of the Obligations, the Shipowner may, at its option, receive 100% credit for Obligations that have been (1) redeemed by the Shipowner pursuant to the optional redemption provision provided in subsection (c) below, or (2) purchased or acquired by the Shipowner (other than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to Section 2.10 above. These Obligations shall be credited by the Indenture Trustee only under the following conditions: at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, the Shipowner delivers a Request to the Indenture Trustee, (i) specifying the principal amount of Obligations to be credited, (ii) certifying that none of the Obligations have previously been made the basis of any credit and that the Shipowner is not restricted by contract from seeking the requested credit, and (iii) presenting the uncancelled Obligations to be credited.

         (c) Optional Sinking Fund Redemptions. At its option, the Shipowner may redeem on any mandatory sinking fund Redemption Date, at a redemption price equal to 100% of the principal amount thereof, together with interest accrued thereon to such date, an additional principal amount of Obligations up to the principal amount of the Obligations required to be redeemed under subsection
(a) above on such date, and before any reduction pursuant to the proviso of that subsection. The right to make any such optional sinking fund redemption shall not be cumulative. If the Shipowner shall elect to make any such optional sinking fund redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this subsection to make such optional sinking fund redemption and specifying the additional principal amount of Obligations which the Shipowner intends to redeem on such mandatory sinking fund Redemption Date.

         (d) Mandatory Redemptions Without Premium. The Obligations of each series shall be subject to redemption without premium when redemption is required by the conditions specified in Sections 3.04, 3.05 and 3.06.

         (e) Adjustments of Redemption Payments. If there is an adjustment in mandatory redemption payments as a result of redemptions under this section or any other provision of the Indenture, the Shipowner shall recompute the remaining mandatory redemption payments pursuant to such provisions and shall, at least 60 days prior to the next Interest Payment Date, submit to the Secretary for his review of such recomputation to ascertain compliance with the provisions of this Indenture, a table of revised mandatory redemption payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.

         SECTION 3.03. Optional Redemptions of Obligations at Premium. At its option, the Shipowner may redeem the Obligations, in whole or in part, at any time, at the redemption prices specified in the Obligations, together with the interest accrued thereon; provided that, no such redemption shall be made prior to the date specified in the Special Provisions, directly or indirectly with the proceeds of, or in anticipation of, borrowing by or for the account of the Shipowner if such borrowing has an effective interest cost (calculated in accordance with generally accepted financial practice) of less than the rate of interest borne by the Obligations. The Shipowner may redeem such Obligations on a date at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request to make such an optional redemption and specifying the Redemption Date and the principal amount of Obligations which the Shipowner intends to redeem. If this Request proposes a redemption prior to the date specified in the Special Provisions, the Shipowner shall include with the Request an Officer's Certificate stating that the redemption complies with the proviso relating to early redemptions.

         SECTION 3.04. Redemptions to Comply with Section 1104A(b)(2) of the Act. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of certain Obligations because the principal amount of the Outstanding Obligations are in excess of the amount eligible for guarantee by the United States under Section 1104A(b)(2) of the Act. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem the principal amount of Obligations specified in the instruction together with the interest accrued thereon.

         SECTION 3.05. Redemption after Total Loss, Requisition of Title, Seizure or Forfeiture of a Vessel or Termination of Certain Contracts. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, (2) requisition of title to, or seizure or forfeiture of a Vessel or (3) termination of a primary Construction Contract. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

         SECTION 3.06. Redemption After Assumption by the Secretary. At any time after the Secretary has assumed the Obligations under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of all or part of the Obligations. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

         SECTION 3.07. Determination of Obligations to be Redeemed. If less than all the Obligations are to be redeemed pursuant to Sections 3.03, 3.04 or 3.05, the Indenture Trustee shall select the particular Obligations to be redeemed by multiplying the total principal amount to be redeemed by a fraction, the numerator of which is the amount each Holder of an Outstanding Obligation is owed and the denominator is the total principal amount of the Outstanding Obligations, making adjustment so that the principal amount of any Obligation to be redeemed shall be $1,000 or an integral multiple thereof.

         SECTION 3.08. Notices of Redemption. (a) In case of any redemption of Obligations, whether mandatory or optional, the Indenture Trustee shall send a notice of redemption indicating (1) the Redemption Date, (2) the Redemption Price, (3) if only a part of such Obligations is to be redeemed, the numbers or other identification of the Obligations and the principal amount thereof to be redeemed, (4) the place of payment upon redemption and (5) that interest shall cease to accrue after the Redemption Date if the Indenture Trustee or any Paying Agent shall have in fact received the required moneys. A copy of the notice shall be mailed by first class mail, postage prepaid, at least 30 days prior to the Redemption Date, to each Holder of an Outstanding Obligation that is to be redeemed in whole or in part, at the last address appearing upon the Obligation Register.

         SECTION 3.09. Deposit of Redemption Moneys. Prior to the opening of business on any Redemption Date, the Shipowner shall cause to be deposited with the Indenture Trustee or with any Paying Agent an amount sufficient for such redemption with irrevocable directions to it to so apply the same. Failure to so deposit said amount with the Indenture Trustee or the Paying Agent shall render any notice to redeem of no effect.

         SECTION 3.10. Payment of Redemption Price. (a) If notice of redemption shall have been given as provided above, the Obligations or portions thereof specified in such notice shall become due and payable on the Redemption Date and at the place of payment and the Redemption Price stated in such notice, and on and after said Redemption Date (unless the Shipowner shall default in payment of the Redemption price or shall decide to cancel the notice of optional redemption) interest on the Obligations or portions thereof so called for redemption shall cease to accrue. Upon presentation and surrender of such Obligations in accordance with such notice, such Obligations or the specified portions thereof shall be paid and redeemed at the applicable Redemption Price.

         (b) Upon presentation of any Obligation redeemed in part only, the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver to the order of the Holder thereof, at the expense of the Shipowner, a new Obligation or Obligations of like series and Stated Maturity, of authorized denominations, having endorsed thereon a Guarantee executed by the Secretary, in principal amount equal to the unredeemed portion of the Obligation so presented, or, at the option of such Holder, there may be noted thereon by the Indenture Trustee or, at its direction, by any Paying Agent the payment of the portion of the principal amount of such Obligation so called for redemption.

                                   ARTICLE IV
                CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS

         SECTION 4.01. Generally. (a) To the extent required by the Obligations, cash received by the Indenture Trustee or a Paying Agent shall be promptly paid to the Holders of the Outstanding Obligations and all other cash shall be held by the Indenture Trustee or a Paying Agent as a special deposit in trust for application in accordance with this Indenture.

         (b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture: (1) need not be segregated; (2) shall not be invested; and (3) shall not bear interest except to the extent the Shipowner and the Indenture Trustee or Paying Agent may agree.

         SECTION 4.02. Paying Agents. (a) A Paying Agent appointed in writing by the Shipowner shall enter into a contract with the Indenture Trustee, agreeing that the Paying Agent will:

                  (1) hold in trust all sums held by it for the payment of the principal of (and premium, if any) or interest on Obligations for the benefit of the Holders of such Obligations, and for the benefit of the Indenture Trustee;

                  (2) forthwith give written notice to a Responsible Officer in the Corporate Trust Office signed by a Responsible Officer of the Paying Agent of (A) any payment by the Shipowner of the principal of (and premium, if any) or interest on Obligations, specifying the amount paid, segregated as to principal (premium, if any) and interest, and identifying each Obligation on which any payment was made by number, date, series, Stated Maturity and the name of the Obligee, and (B) any failure of the Shipowner to make any such payment when the same shall be due and payable; and

                  (3) promptly, and in no event later than ten days after any payment made by it hereunder, give written notice to a Responsible Officer in the Corporate Trust Office of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver for cancellation to the Indenture Trustee all Obligations surrendered to the Paying Agent.

         (b) The Shipowner may at any time cause to be paid to the Indenture Trustee all sums held in trust by any Paying Agent pursuant to this Section, such sums to be held by the Indenture Trustee upon the same trusts.

         SECTION 4.03. Unclaimed Amounts. Subject to applicable law, including State escheat laws, any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations shall be paid to the Shipowner upon its delivery of a Request to the Indenture Trustee, unless the Secretary has previously paid the Guarantees, in which case it shall be paid only upon a request of the Secretary. In such event, such Holders shall thereafter be entitled to look only to the Person that received the unclaimed amounts for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders. No such Request or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request or payment.

         SECTION 4.04. Application of Funds. If at any time the Indenture Trustee shall hold funds under Section 4.03, the application, distribution or payment of which is not governed by a Request of the Shipowner or the Secretary delivered pursuant to any provision of the Indenture, the Indenture Trustee shall give written notice, in the absence of an Indenture Default, thereof to the Shipowner or to the Secretary if the an Indenture Default exists or the Secretary has paid the Guarantees. The Shipowner or the Secretary, as applicable, shall promptly thereafter deliver to the Indenture Trustee a Request.

                                   ARTICLE V
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

         The Shipowner hereby represents and agrees, so long as Obligations are Outstanding, as follows:

         SECTION 5.01. Authorization, Execution and Delivery of Indenture. The Shipowner has duly authorized the execution and delivery of this Indenture.

         SECTION 5.02. Payment. The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture.

         SECTION 5.03. Offices or Agencies of Shipowner. The Shipowner shall at all times maintain an office in the location within the United States specified in Article Second of the Special Provisions where Obligations may be presented for payment, registration of transfer and exchange, and where demands to or upon the Shipowner with respect thereto may be served. The Corporate Trust Office and a Paying Agent shall also be deemed offices for such purpose.

                                   ARTICLE VI
                        INDENTURE DEFAULTS AND REMEDIES

         SECTION 6.01. What Constitutes "Indenture Defaults." (a) Each of the following events shall constitute an "Indenture Default": (1) Default in the payment of the whole or any part of the principal or interest on any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration or otherwise, or any default referred to in Section 6.08, and continuation of any such default for a period of 30 days (herein called a "Payment Default"); and (2) The giving of a Secretary's Notice to the Indenture Trustee.

         (b) The Indenture Trustee shall give to the Obligees, the Secretary and the Shipowner prompt notice in writing of any Indenture Default (unless such default shall have been remedied prior to the giving of such notice); provided that, the Indenture Trustee shall have no duty to give any such notice until a Responsible Officer of the Corporate Trust Office, has actual knowledge of such Indenture Default. The notice of an Indenture Default to the Obligees shall (1) specify the nature of such Indenture Default, (2) state that, by reason thereof, the Indenture Trustee is entitled under the Indenture to demand payment by the Secretary of the Guarantees, (3) set forth the provisions of
Section 6.04(b)(3) and (5), and (4) advise the Obligees of the provisions of
Section 6.02.

         SECTION 6.02. Demand for Payment of Guarantees. (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee shall, no later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations, whereupon the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest thereon shall become due and payable no later than 30 days from the date of such demand; provided that, in the case of a demand made as a result of a Payment Default, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees by the Secretary, the Secretary shall find, and give written notice to the Shipowner and the Indenture Trustee to the effect that, there was no Payment Default or that such Payment Default was remedied prior to such demand, such demand and the Indenture Default shall be of no legal effect or consequence. In each such case, the Guarantees shall remain in full force and effect. The Indenture Trustee shall give to each Obligee and to the Shipowner prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 13.01.

         (b) If the Indenture Trustee shall not have made the demand referred to in paragraph (a) of this Section on or before the 30th day following an Indenture Default which shall have occurred and be continuing and if the Holders of all Outstanding Obligations shall not have theretofore elected to terminate the Guarantees as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations, make such demand, subject to all the provisions of, and with the effect provided in paragraph (a) of this Section.

         SECTION 6.03. Appointment of Indenture Trustee and Holders of Outstanding Obligations as Attorneys-in-Fact. Each Holder of an Outstanding Obligation by the purchase and acceptance of its Obligation, irrevocably appoints the Indenture Trustee and each other Holder of an Outstanding Obligation its agent and attorney-in-fact for the purpose of making the demand provided for in Section 6.02 and (in the case of the Indenture Trustee) of receiving and distributing any payment or payments by the Secretary made pursuant to any such demand.

         SECTION 6.04. Termination and Payment of the Guarantees. (a) Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall only terminate in case of the occurrence of one or more of the following events:

                  (1) Such Obligation shall have been Retired or Paid;

                  (2) The Holders of all Outstanding Obligations shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;

                  (3) Such Guarantee shall have been paid in full in cash by the Secretary; or

                  (4) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.
         (b) Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees in full in cash to the Indenture Trustee:

                  (1) The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below;

                  (2) No Obligation or Obligations shall thereafter be issued;

                  (3) The Obligations (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below, (B) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (C) shall not be entitled to any other rights or benefits under this Indenture;

                  (4) The Indenture Trustee shall forthwith give written notice to the Shipowner and to each of the Obligees, stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees in the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations at least annually thereafter for a period of 6 years or until all Obligations shall have been cancelled, whichever is earlier); and

                  (5) Upon the surrender for cancellation of any Obligation, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee.

         (c) If the Secretary shall not have paid the Guarantees in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to Section 6.02 (whether or not because the Secretary makes any of the findings or takes the action referred to in the proviso of Section 6.02(a)), the Indenture Trustee shall give prompt written notice of such nonpayment to each Obligee and the Shipowner. If the Indenture Trustee shall have received notice of any of these findings or actions, such notice to each Obligee shall so state.

         SECTION 6.05. Rights of Indenture Trustee After Indenture Default. Unless the Guarantees have terminated as provided herein, the Indenture Trustee's sole right shall be to demand and receive payment of the Guarantees from the Secretary and to take all action, on behalf of itself and each Holder, to enforce its rights against the Secretary under the Guarantees, including but not limited to the institution and prosecution of all judicial and other proceedings. If the Guarantees have terminated under Section 6.04(a)(4) without payment by the Secretary, the Indenture Trustee shall have the right on behalf of itself and each Holder to take all action to enforce its rights directly against the Shipowner (but not the Secretary), including but not limited to the institution and prosecution of all judicial and other proceedings.

         SECTION 6.06. Obligees' Right to Direct Indenture Trustee After Indenture Default. During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee:

               (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and

               (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy;

provided that, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it has not been offered adequate security and indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction; and provided further that, notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all the Outstanding Obligations shall have directed him not to make demand.

         (b) Nothing in paragraph (a) shall affect the right of any Obligee to institute any judicial or other proceeding, if the Indenture Trustee declines to do so, against the Secretary while the Guarantees are in effect or against the Shipowner or the Indenture Trustee if the guarantees have terminated under
Section 6.04(a)(4); provided, however, that such action does not seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except for the equal and ratable benefit of all the Obligees.

         SECTION 6.07. Attorneys' Fees and Costs. In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant. The provisions of this section shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee against the Secretary or the Shipowner for the payment of the principal of (and premium, if any) and interest on the Obligations.

         SECTION 6.08. Rescission of Payments. Notwithstanding any other provision of this Indenture, or of the Obligations, in the event that any payment to or on behalf of an Obligee of the principal of or interest due under any Obligation, or any portion of any such payment, shall at any time be repaid by such Obligee in compliance with a final order of a court of competent jurisdiction pursuant to any provision of the Bankruptcy Code or any Federal Law replacing or superseding such Code, or applicable state law, and regardless of whether there has been any previous Indenture Default and any payment pursuant thereto, or whether such Obligation shall theretofore have been acquired by the Shipowner or cancelled, or whether an instrument satisfying and discharging this Indenture shall have been executed and delivered, (1) such Obligation shall not be deemed to have been Retired or Paid and shall be deemed to be Outstanding, (2) the return of such payment in whole or in part in compliance with the order of such court shall constitute a default in payment of such Obligation within the meaning of Section 6.01(a), which default shall be deemed to have occurred on the date of such repayment and which default, if continued for 30 days, will constitute a Payment Default, (3) the Guarantee of such Obligation and (to the extent necessary to enforce such Obligation and Guarantee) this Indenture shall be in full force and effect, and (4) the Person required to return such payment or portion thereof shall be deemed for all purposes to be a Holder of such Obligation and entitled to enforce such Obligation and Guarantee to the extent of such repayment and, if there shall not be any Indenture Trustee hereunder then in office, such Person shall also be entitled to exercise on his own behalf all the rights of the Indenture Trustee hereunder necessary for such enforcement; provided that, in the event the Guarantee of any Obligation shall have terminated for reasons set forth in
Section 6.04(a)(2) or (4) of this Indenture prior to the aforesaid date of repayment the provisions of this Section shall not apply to such Obligation.

         SECTION 6.09. Assumption of Obligations by Secretary. (a) Notwithstanding anything to the contrary contained herein, in the absence of a demand under Section 6.02 hereof, and upon the occurrence of a default in the payment of any principal or interest due under the Obligations which has continued for 25 days or more or upon the Secretary's giving of a Secretary's notice under this Indenture, the Secretary may, in its sole discretion, prior to receipt by the Secretary of demand for payment of the Guarantees in accordance with this Indenture assume the rights and obligations of the Shipowner under this Indenture and the Obligations by (i) giving to the Shipowner and Indenture Trustee a signed notice stating that it has assumed the Obligations and the Indenture and (ii) making any payment of principal or interest which is due under the Obligations.

         (b) The Indenture Trustee and the Shipowner hereby agree that, upon the Indenture Trustee's receipt of the notice and payments referred to in paragraph (a)(i) and (ii) of this section, the Secretary's assumption shall, as of the date of the Secretary's execution of the notice, be effective and binding upon the Indenture Trustee and the Shipowner and their respective successors or assigns without further act or deed. Upon an assumption by the Secretary, the Secretary shall succeed to and be substituted for and may exercise every right and power of the Shipowner under this Indenture and the Obligation with the same force and effect as if the Secretary has been named as the Shipowner herein and therein. The Secretary may exercise its rights under this section as often as it deems appropriate in its sole discretion.

                                  ARTICLE VII
                             THE INDENTURE TRUSTEE

         SECTION 7.01. Acceptance of Trusts. The Indenture Trustee hereby accepts the trusts of this Indenture.

         SECTION 7.02. Eligibility of Indenture Trustee. (a) The Indenture Trustee shall at all times be a bank with corporate trust powers or trust company physically located in the United States of America which (1) is organized and doing business under the laws of the United States, any state or territory thereof, (2) has a combined capital and surplus (as set forth in its most recent published report of condition) of at least $25,000,000, and (3) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

         (b) Should the Indenture Trustee at any time cease to be eligible, pursuant to this section, to act as trustee, it shall promptly notify the Obligees, the Shipowner and the Secretary of such fact; and should the Shipowner obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of all the relevant facts.

         SECTION 7.03. Rights and Duties of Indenture Trustee. (a) The Indenture Trustee shall not be responsible for the correctness of the Recitals in the Special Provisions hereof or in the Obligations (except the Indenture Trustee's authentication certificate thereon), all of which Recitals are statements made solely by the Shipowner.

         (b) The Indenture Trustee shall not be responsible for the validity, execution by other parties thereto, or sufficiency of this Indenture, the Authorization Agreement, the Obligations or the Guarantees.

         (c) The Indenture Trustee shall exercise such of the rights and powers vested in it by Article VI of this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (d) Except during the continuance of any Indenture Default, the Indenture Trustee shall perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

         (e) No provision of this Indenture shall relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided that:

                  (1) Except during the continuance of an Indenture Default, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein; and

                  (2) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Act of Obligees relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

         (f) Subject to paragraph (i) of this Section, the Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the requirements hereof.

         (g) Subject to paragraph (c) of this Section, the Indenture Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture.

         (h) Subject to paragraph (c) of this Section, in all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be protected in acting or refraining from acting hereunder in reliance upon an Officer's Certificate as to the existence or nonexistence of any fact.

         (i) Subject to paragraph (c) of this Section, the Indenture Trustee may consult with counsel satisfactory to the Indenture Trustee, and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

         (j) Whenever it is provided that the Indenture Trustee shall take any action, including the giving of any notice or the making of any demand, or refrain from taking any action upon the happening or continuation of a specified event (including an Indenture Default) or upon the fulfillment of any condition or upon the Request of the Shipowner or of Obligees or upon receipt of any notice, including a Secretary's Notice, the Indenture Trustee shall, subject to paragraph (c) of this Section, have no liability for failure to take such action or for failure to refrain from taking such action until a Responsible Officer in the Corporate Trust Office, has actual knowledge of such event or continuation thereof or the fulfillment of such conditions or shall have received such Request.

         (k) Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any Obligees or the Secretary, unless such Obligees or the Secretary shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.

         (l) The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Indenture Trustee.

         (m) Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not take any action contrary to the terms of the Authorization Agreement, and any such purported action or any attempt to take such action shall be void and of no effect.

         (n) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (o) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

         (p) Upon the execution and delivery of an instrument satisfying and discharging this Indenture as provided in Section 12.01 hereof, all duties and obligations of the Indenture Trustee hereunder (except with respect to the application of funds for the payment of Obligations then held by the Indenture Trustee) shall cease and shall not thereafter be revived, whether or not the Indenture shall thereafter be in full force and effect as provided in Section 6.08.

         (q) Notwithstanding any other provision of this Indenture or the Authorization Agreement, the Indenture Trustee shall have no duty to exercise any of its rights or powers hereunder with respect to a Payment Default by reason of a repayment referred to in Section 6.08 unless and until it shall have received notice of such default and information concerning (1) the date thereof, (2) the

Obligation to which such repayment relates, (3) the Person making such repayment, (4) the amounts of such repayment attributable to principal, premium and interest on such Obligation, and (5) the Interest Payment Date or other date on which the Obligee received the moneys to which the court order mentioned in Section 6.08 relates.

         SECTION 7.04. Compensation, Expenses and Indemnification of Indenture Trustee. The Shipowner shall (1) pay reasonable compensation to the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust.

         SECTION 7.05. Resignation and Removal of Indenture Trustee. (a) The Indenture Trustee may resign at any time by giving written notice to the Shipowner. Within 10 days thereafter, the resigning Indenture Trustee shall give notice of such resignation to the Obligees in the manner provided in
Section 13.01. If the resigning Indenture Trustee fails to do so within such 10-day period, within the next succeeding 10 days the Shipowner shall give such notice in the same manner.

         (b) The Indenture Trustee may at any time be removed by: (1) written notice to the Indenture Trustee and the Shipowner by the Holders of a majority in principal amount of the Outstanding Obligations; or (2) written notice to the Indenture Trustee by the Shipowner or the Secretary that the Indenture Trustee has ceased to be eligible under Section 7.02(a).

         (c) Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee approved by the Secretary

         SECTION 7.06. Appointment of Successor Indenture Trustee. (a) If any notice of resignation or of removal shall have been given pursuant to Section 7.05, then a successor Indenture Trustee may be appointed by the Shipowner; provided that, if such successor Indenture Trustee is not so appointed (or has not accepted such appointment) within 15 calendar days after the giving of any such notice, such appointment may be made (1) by the Secretary or (2) by a court of competent jurisdiction upon the application of the Secretary, the Shipowner, the retiring Indenture Trustee or any Person who then is, and has been, the Holder of an Outstanding Obligation for at least 6 months.

         (b) No successor Indenture Trustee shall be appointed without the prior written consent of the Secretary and until such successor Indenture Trustee shall enter into an amendment to the Authorization Agreement as provided therein.

         (c) If a successor Indenture Trustee is appointed, approved by the Secretary and accepts such appointment, the Shipowner shall give notice to the Obligees of such appointment in the manner provided in Section 13.01. The failure of the Shipowner to give such notice shall not affect the validity of any such appointment.

         SECTION 7.07. Effect of Appointment of Successor Indenture Trustee. Each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement. Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment by the Shipowner of all amounts due to such predecessor under this Indenture, such predecessor shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture and shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture in such manner as deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith.

         SECTION 7.08. Merger, Consolidation or Sale of Indenture Trustee. In the event of any merger (including for the purposes of this Section, the conversion of a state bank into a national banking association or vice versa) or consolidation of the Indenture Trustee into any other Person or in the event of the sale of all or substantially all the Indenture Trustee's corporate trust business, the Person resulting from such merger or consolidation, or the transferee in the case of any such sale, shall forthwith notify the Shipowner and, subject to Section 7.02(a) and 7.06(b), shall be the Indenture Trustee under this Indenture and the Authorization Agreement without further act or deed.

                                  ARTICLE VIII
             CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

         SECTION 8.01. Consolidation or Merger of Shipowner or Sale of Vessel.
(a) Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel by the Shipowner, the Secretary or a court of law to any other Person lawfully entitled to acquire and operate such Vessel or any sale by the Shipowner, the Secretary, or a court of law of all or substantially all of its assets to any other Person; provided that, except where the Shipowner shall be the Person surviving a merger or consolidation, either (1) the Person formed by or surviving such consolidation or merger, or the Person to which the sale of such Vessel shall be made, shall expressly assume, by Supplemental Indenture, the payment of the principal of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations, as determined by the Secretary, relating to such Vessel and expressly assume the Shipowner's duties under the Indenture, or (2) to the extent that the Secretary determines that the Outstanding Obligations and the duties under the Indenture are not so assumed, the Shipowner shall redeem the principal amount of those unassumed Obligations in accordance with the terms of the Obligations and of the Indenture.

         (b) When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to such Proportionate Part of the Outstanding Obligations. In the event of such an assumption by a Person to whom a Vessel has been sold (a) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and

(b) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

                                   ARTICLE IX
                                ACTS OF OBLIGEES

         SECTION 9.01. Acts of Obligees. (a) Except as herein otherwise expressly provided, an Act of Obligees shall become effective when it is delivered to the Indenture Trustee and, where it is expressly required, to the Shipowner and the Secretary. Proof of execution of any instrument appointing an agent or attorney to execute an Act of Obligees made in the manner of subsection (b) below shall be sufficient for any purpose of this Indenture.

         (b) The fact and date of the execution by any Person of any instrument referred to in paragraph (a) of this Section may be proved by the affidavit of a witness of such execution or by the certificate or acknowledgment of any notary public, stating that the individual signing such instrument acknowledged to him the execution thereof. The fact and date of the execution of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee (or, if such instrument is addressed to the Secretary, the Secretary) deems sufficient.

         (c) Any Act of Obligees taken by the Holder of any Obligation shall bind every future Holder of any of the Obligations in respect of anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.

                                   ARTICLE X
                            SUPPLEMENTAL INDENTURES

         SECTION 10.01. Permissible Without Action by Obligees. The Shipowner, the Indenture Trustee, or, where applicable, the Secretary, may at any time, without the consent of or notice to any of the Obligees, subject to Sections
10.02 and 10.05, enter into an indenture or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

                  (1) to add to the covenants of the Shipowner;

                  (2) to evidence, pursuant to Article VIII, the succession of another corporation or entity to the Shipowner or any assumption of all or part of the Obligations;

                  (3) to eliminate any right reserved to or conferred upon the Shipowner;

                  (4) to make such provisions for the purpose of curing any ambiguity or correcting or supplementing any provisions in this Indenture as the Shipowner or the Secretary may deem necessary or desirable, provided such provisions are not inconsistent with this Indenture and shall not adversely affect the interests of the Obligees;

                  (5) to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued under this Indenture or to set forth the terms and provisions of any one or more additional series of Obligations in accordance with Section 2.04; or

                  (6) to evidence the assumption pursuant to Section 6.09 by the Secretary of the Shipowner's obligations under this Indenture and the Outstanding Obligations.

         SECTION 10.02. Protection of Indenture Trustee. Upon receipt of a Request of the Shipowner that the Indenture Trustee execute any Supplemental Indenture and upon receipt of any Act of Obligees required pursuant to Section
10.04 and the consent of the Secretary required pursuant to Section 10.05, the Indenture Trustee shall enter into such Supplemental Indenture; provided that, the Indenture Trustee shall not be obligated to enter into any Supplemental Indenture which the Indenture Trustee believes adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture.

         SECTION 10.03. Reference in Obligations to Supplemental Indentures. Obligations authenticated and delivered after the execution and delivery of any Supplemental Indenture may, with the consent and approval of the Shipowner and the Indenture Trustee, contain a text modified to conform to such Supplemental Indenture or have imprinted or stamped thereon a legend with respect to such Supplemental Indenture, but no such modification or legend shall be necessary to make such Supplemental Indenture effective.

         SECTION 10.04. Waivers and Supplemental Indentures with Consent of Obligees. With the consent of the Holders of not less than 60% in principal amount of the Outstanding Obligations of each series affected thereby, by Act of Obligees delivered to the Shipowner and the Indenture Trustee, (x) compliance by the Shipowner with any of the terms of the Indenture may be waived or (y) the Shipowner and the Indenture Trustee may enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations issued under this Indenture; provided that, no such waiver or Supplemental Indenture shall:

                  (a) Without the consent of all Obligees affected thereby (1) change the Stated Maturity or reduce the principal of any Obligation, (2) extend the time of payment of, or reduce the rate of, interest thereon, (3) change the due date of or reduce the amount of any mandatory sinking fund payment, (4) reduce any premium payable upon the redemption of any Obligation, or (5) change the coin or currency in which any Obligation or the interest thereon is payable; or

                  (b) Without the consent of all Obligees (l) terminate or modify any of the Guarantees or the obligations of the Secretary thereunder,
(2) reduce the amount of any of the Guarantees, (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Sections 6.02 and 6.04, (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02, or (5) reduce the percentage in principal amount of the Outstanding Obligations of any series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section.

         It shall not be necessary for any Act of Obligees under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution of any Supplemental Indenture pursuant to this Section, the Shipowner shall give notice thereof to the Obligees in the manner provided in
Section 13.01. Any failure of the Shipowner to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

         SECTION 10.05. Consent of Secretary. Subject to the provisions of
Section 11.01, no waiver pursuant to Section 10.04 shall be effective, and neither the Shipowner nor the Indenture Trustee shall enter into any Supplemental Indenture, without the prior written consent of the Secretary, and any purported action or attempt to take such action forbidden to be taken by this Section shall be null and void ab initio and of no legal effect.

         SECTION 10.06. Continued Validity of the Guarantees. Notwithstanding anything herein to the contrary, this Indenture, the Guarantees and the Authorization Agreement shall each remain in full force and effect notwithstanding the assumption by the Secretary of the Obligations pursuant to
Section 6.09, and pursuant to Section 1103(e) of the Act, the validity of the Guarantee of any Obligation shall be unaffected.

                                   ARTICLE XI
                    PERFORMANCE OF OBLIGATIONS TO SECRETARY

         SECTION 11.01. Performance of Obligations to Secretary. Notwithstanding any provisions of this Indenture to the contrary, upon termination of the Guarantees pursuant to Section 6.04(a), each of the provisions of the Indenture which refers to the rights and duties of the Secretary shall not be effective and the Sections containing such provisions shall be read as though there were no such rights or duties.

                                  ARTICLE XII
                    SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 12.01. Satisfaction and Discharge of Indenture. Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in

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
form submitted to it by the Shipowner and reasonably satisfactory to the Secretary, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.

                                  ARTICLE XIII
                                 MISCELLANEOUS

         SECTION 13.01. Notices and Demands. Any communication to, the Indenture Trustee, the Shipowner or the Secretary shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, addressed to the Indenture Trustee, the Shipowner or the Secretary at their respective addresses appearing in the Special Provisions of this Indenture or at such other address as any of them may advise the others in writing from time to time. Any communication to, the Obligees shall be deemed to have been sufficiently given or made by being mailed, in the same manner, to the address of each Obligee last appearing on the Obligation Register. All notices, communications and demands under this Indenture shall be in writing in the English language (or accompanied by an accurate English translation upon which the Trustee shall have the right to rely for all purposes of this Indenture).

         SECTION 13.02. Waivers of Notice. In any case where notice by mail or otherwise is provided herein, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event. Waivers of notice shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken thereon in reliance upon any such waiver.

         SECTION 13.03. Benefit of Indenture. This Indenture is for the sole benefit of the Shipowner, the Indenture Trustee, the Holders and (until the obligations to the Secretary shall have terminated as provided in Article XI) the Secretary.

         SECTION 13.04. Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be original and shall together constitute but one and the same instrument.

         SECTION 13.05. Table of Contents; Titles and Headings. Any table of contents, the titles of the Articles and the headings of the Sections are not a part of this Indenture and shall not be deemed to affect the meaning or construction of any of its provisions.

         SECTION 13.06. Immunity of Incorporators, Stockholders, Limited Partners, Members, Officers and Directors. No recourse shall be had for any payment regarding any Obligation, or upon any provision of this Indenture, against any past, present or future incorporator, stockholder, limited

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
partner, member, officer or director of the Shipowner or of any successor company, either directly or indirectly. It is expressly agreed that this Indenture and the Obligations are solely the obligations of the Shipowner.

         SECTION 13.07. Payments in U.S. Currency. This is an international loan transaction in which the specification of United States dollars is of the essence, and such currency shall be the currency of account in all events. The respective payment obligations of the Shipowner and the Indenture Trustee hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion of such currency under normal banking procedures does not yield after deduction of any and all fees, taxes or any other charges imposed on the payment, the amount of United States dollars then due. In the event that any payment by the Shipowner or the Indenture Trustee, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of United States dollars at the place such amount is due, each shall be entitled to demand immediate payment of, and shall have a separate cause of action against the other for, the additional amount necessary to yield the amount then due. In the event either the Shipowner or the Indenture Trustee, upon the conversion of such judgment into dollars, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the defaulting party shall be entitled to immediate reimbursement of the excess amount.

         SECTION 13.08. Shipowners not Immune. The Shipowner represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, that the making and performance of this Agreement constitutes private and commercial acts rather than governmental or public acts and that neither the Shipowner nor any of its properties or revenues has any right of immunity on the grounds of Sovereignty or otherwise from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement. To the extent that the Shipowner may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Shipowner such an immunity (whether or not claimed), the Shipowner hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Sovereign Immunities Act of 1976.

                                                                 EXECUTION COPY
SCHEDULE A TO INDENTURE                                              Document 6

                            SCHEDULE OF DEFINITIONS

"ACT" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

"ACT OF OBLIGEES" means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents as required by the Indenture.

"ADVANCE" shall mean the funding under the Credit Agreement of any portion of the Note.

"ADVANCE DATE" means, in relation to any Advance, the Business Day on which the applicable Lender shall have initially funded the outstanding principal amount thereof.

"AGENT" means, Citicorp North America, Inc., a Delaware corporation, as Agent for the Primary Lender under the Credit Agreement, and any successor Primary Lender Agent under the Credit Agreement.

"ALTERNATE LENDER" means Citibank, N.A., a national banking association, as Alternate Lender under the Credit Agreement, and any successor Alternate Lender.

"APPLICABLE INTEREST RATE" (i) with respect to the Bonds, means the fixed rate of interest per annum as provided in such Bonds and (ii) with respect to the Note, has the following meaning:

                  (a) with respect to any portion of the Note that is funded by the Primary Lender through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded portion, the sum of (i) the Primary Lender's weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Lender to the Note, which rate includes related issuance costs incurred by the Primary Lender plus (ii) 0.30% per annum, as calculated by the Indenture Trustee for each Interest Period based on the weighted average cost of Commercial Paper specified in a written notice sent by the Agent to the Indenture Trustee, the Shipowner and the Secretary at least five (5) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. The Applicable Interest Rate shall, based on such notice, be specified in a written notice sent by the Indenture Trustee to the Shipowner, the Agent and the Secretary at least four (4) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. For purposes of the foregoing, the Primary Lender's "weighted average cost" of Commercial Paper shall consist of (i) the actual interest or discount paid to purchasers of Commercial Paper,
(ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Lender may incur, including the amount to

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
fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and (b) with respect to any portion of the Note that is funded by the Alternate Lender or to the extent that a portion of the Note held by the Primary Lender is assigned to the Alternate Lender or to any other assignee, then, from and after the applicable Advance Date or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR plus 0.30%; provided, however, that, if the Indenture Trustee shall have received notice from the Alternate Lender or assignee that such Alternate Lender or assignee shall have determined, prior to the commencement of any Interest Period that: (A) Dollar deposits of sufficient amount and maturity for funding an Advance are not available to such Lender in the London Interbank Market in the ordinary course of business; or (B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Note; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for the Note does not cover the funding cost to such Lender of funding or maintaining the Note; or (D) such Lender is unable to establish LIBOR for the relevant Interest Period; then, in any such event, the Indenture Trustee shall give notice to the Shipowner and the Secretary of such condition and interest shall, effective as of the date of such notice and so long as such condition shall exist, accrue during each applicable Interest Period at the Federal Funds Rate plus 0.30%; provided, further, however that if, in the applicable Lender's reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain fundings under the Note based upon LIBOR, the Facility Agent on behalf of the Lender shall so notify the Indenture Trustee and the Secretary, who shall give notice to the Shipowner of such determination and, effective, as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Federal Funds Rate plus 0.30%.

"AUTHORIZATION AGREEMENT" means the Authorization Agreement, Contract No. MA-13673, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on each of the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.

"AUTHORIZED NEWSPAPERS" means The Wall Street Journal and The Journal of Commerce, or if they cease to exist, then in such other newspapers as the Secretary may designate.

"BOND" means any Bond issued pursuant to the applicable Bond Purchase Agreement in the form attached as Exhibit 3 to the Indenture.

"BOND CLOSING DATE" means any date on which the purchaser to be named in the Bond Purchase Agreement shall acquire Bonds in accordance with the terms thereof.

"BOND PURCHASE AGREEMENT" means the agreement for the purchase of the Obligations, executed by the Shipowner and the purchaser named therein, as originally executed, modified or supplemented.

"BREAKAGE FEES" means, with respect to any prepayment of the Note to the extent that (i) the Note (or the portion so prepaid) is being funded by the Alternate Lender and (ii) such prepayment is other than

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
on an Interest Payment Date, such amounts as such Alternate Lender has specified by written notice to the Indenture Trustee and the Shipowner as the amount necessary (in the reasonable judgment of the Alternate Lender) to compensate such Alternate Lender for any loss, expense or liability (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to maintain any funding under the Note) which such Alternate Lender reasonably determines is attributable to such prepayment.

"BUSINESS DAY" means any day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London and New York City are open for domestic and foreign exchange business.

"COMMENCEMENT DATE" means the earlier of (i) the first 1st or 15th day of a month occurring after the Delivery Date or (ii) February 15, 2004.

"COMMERCIAL PAPER" means commercial paper notes and other short-term borrowings or participation rights therein.

"CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which, at any time, its corporate trust business is administered, which office is currently located at U.S. Bank National Association, 180 East Fifth Street, St. Paul, MN 55101.

"CP FIXED PERIOD" means, for any Advance or portion thereof funded through the Primary Lender's issuance of Commercial Paper, (i) a period of days commencing on the Advance Date for such Advance or portion thereof and ending any number of days thereafter not exceeding one hundred eighty (180) days as shall be selected by the Shipowner, and (ii) thereafter a period of days commencing on the last day of the prior CP Fixed Period and ending any number of days thereafter not exceeding one hundred eighty (180) days as shall be selected by the Shipowner; provided that:

                  (i) any CP Fixed Period which would otherwise end on a date which is not a Business Day shall end on the next succeeding Business Day;

                  (ii) any CP Fixed Period which commences before an Interest Payment Date and would otherwise end on a date later than such Interest Payment Date must end no later than such Interest Payment Date;

                  (iii) in the event the Primary Lender assigns its interest in an Advance or any portion thereof to the Alternate Lender during the CP Fixed Period relating thereto, then the Agent shall immediately notify the Indenture Trustee and the Secretary of such fact and such CP Fixed Period shall end on the date on which the Primary Lender shall so assign such Advance or portion thereof; and

                  (iv) if the Indenture Trustee has notified the Shipowner, the Secretary and the Agent

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
         pursuant to the Indenture that the Benchmark Rate is equal to or greater than the Trigger Rate, all outstanding CP Fixed Periods shall immediately terminate on the next succeeding Business Day and all CP Fixed Periods thereafter occurring shall be a period of one (1) Business Day.

"CREDIT AGREEMENT" means that certain agreement providing for a floating rate term loan facility to be executed by the Shipowner, as Borrower, Govco Incorporated, as Primary Lender, Citibank, N.A., as Alternate Lender, the Facility Agent and the Agent, as originally executed or as modified or supplemented in accordance with the applicable provisions thereof.

"DELIVERY DATE" means the date the Vessel is delivered to and accepted by the Shipowner.

"EURODOLLAR RESERVE PERCENTAGE" means with respect to any Interest Period the reserve percentage applicable to Citibank, N.A. during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which such reserve shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or marginal reserve requirement) for Citibank, N.A. in respect of liabilities or assets consisting of or including Eurocurrency Liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time, and as the same has been specified by written notice given from the Agent to the Shipowner, the Indenture Trustee and the Secretary.

"FACILITY AGENT" means Citibank International plc, as Facility Agent under the Credit Agreement, and any successor Facility Agent under the Credit Agreement.

"FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Citibank, N.A. from three Federal funds brokers of recognized standing selected by it as specified by written notice from the Agent to the Shipowner, the Indenture Trustee and the Secretary delivered on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the preceding calendar week.

"GUARANTEE" means each, and the "GUARANTEES" means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

"HOLDER" means each, and "HOLDERS" means every, registered holder of an Obligation.

"INDENTURE" means the Trust Indenture dated as of the Closing Date between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.

"INDENTURE DEFAULT" has the meaning specified in Article VI of the Indenture.

"INDENTURE TRUSTEE" means U.S. Bank National Association, a national banking association, and any successor trustee under the Indenture.

"INTEREST PAYMENT DATE" means with respect to any Obligation, the date when any installment of interest on such Obligation is due and payable.

"INTEREST PERIOD" means, with respect to any Advance or portion thereof, (i) the period commencing on the Advance Date relating thereto and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter, the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date; provided, that, in the event the Primary Lender assigns its interest to the Alternate Lender in an Advance or any portion thereof on a date other than an Interest Payment Date, then, upon written notice from the Agent to the Indenture Trustee of such event, (i) such Interest Period shall end on the date on which the Primary Lender shall so assign such Advance or such portion thereof and (ii) a new Interest Period with respect to such Advance or such shall commence on such date and shall end on the next Interest Payment Date.

"LIBOR" means, in relation to any Interest Period, an interest rate per annum equal to (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of Citibank, N. A., at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London Interbank Market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period; divided by (ii) one hundred percent (100%) minus the Eurodollar Reserve Percentage, as specified by the Agent in a written notice to the Shipowner, the Indenture Trustee and the Secretary given not later than one Business Day prior to such Interest Period (or, if such Interest Period commences as a result of an assignment from the Primary Lender to the Alternate Lender, given not later than the second Business Day of such Interest Period).

"LIQUIDATION FEE" means an amount determined by the Agent and notified to the Indenture Trustee in writing as the amount owed under the Credit Agreement in connection with any prepayment of an Advance or portion thereof funded by the Primary Lender on any date other than the last day of a CP Fixed Period or in connection with any termination of a CP Fixed Period prior to its originally scheduled duration pursuant to clause (iv) or (v) of the proviso contained in the definition thereof, which amount shall be equal to (x) the amount of yield that the Primary Lender is required to pay to holders of its Commercial Paper during the Liquidation Period on an amount of commercial paper having an aggregate issue price equal to the amount of the Shipowner's prepayment or the outstanding principal amount of the Note previously allocated to the CP Fixed Period whose duration has been shortened less (y) the amount of the estimated investment earnings, as determined by the Agent and specified by written notice to the Indenture Trustee, on such prepayment amount or such outstanding principal amount during the Liquidation Period.

"LIQUIDATION PERIOD" means the period (i) commencing on the date on which a prepayment is made or a CP Fixed Period has been terminated prior to its scheduled duration pursuant to clause (iii) or (iv) of the proviso contained in the definition thereof and (ii) continuing to the earliest date on which the Primary Lender's total amount of Commercial Paper related to the funding of the Note can be reduced (without prepayment thereof) by an amount equal to the amount of the Shipowner's prepayment or to the outstanding principal amount of the Note previously allocated to the CP Fixed Period whose duration has been shortened less (y) the amount of the estimated investment earnings, as determined by the Agent and specified by written notice to the Indenture Trustee, on such prepayment amount or such outstanding principal amount during the Liquidation Period.

"LONG TERM BENCHMARK RATE" shall mean, as of any date of determination, an interest rate per annum determined by the Indenture Trustee as equivalent to the yield obtained through linear interpolation of the yields of most recently issued United States Treasury securities having maturities of ten (10) and thirty (30) years, respectively, as determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) or, if such data cease to be available, any publicly available sources of similar market data selected by the Indenture Trustee at approximately 10:00 a.m. (New York City time) on the date of determination.

"MAKE WHOLE PREMIUM" means, with respect to Bonds of the same series, the amount which the Indenture Trustee determines as of the second Business Day prior to such Redemption Date is equal to the excess, if any, of (i) the sum of the respective Payment Values (as defined below) of each Prospective Payment (as defined below), over (ii) one hundred percent (100%) of the aggregate principal amount being prepaid on such Redemption Date. "Redemption" means, with respect to the redemption of Bonds, the repayment or prepayment of Bonds, as applicable.

"MANDATORY NOTE REDEMPTION DATE" shall have the meaning set forth in Article Third, paragraph (b)(2) of the Indenture.

"MATURITY" when used with respect to any Obligation, means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption or declaration of acceleration or otherwise.

"MORTGAGE" means the first preferred fleet mortgage on the Vessel, Contract No. MA-13675, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

"NOTE" means the Note issued by the Shipowner pursuant to the Credit Agreement in the form attached as Exhibit 2 to the Indenture.

"OBLIGATION" means each, and "OBLIGATIONS" means every, obligation of the Shipowner bearing a Guarantee that is authenticated and delivered under the Authorization Agreement and Indenture.

"OBLIGATION REGISTER" has the meaning specified in Section 2.07 of the Indenture.

"OBLIGEE" means each, and "OBLIGEES" means every, Holder of an Obligation.

"OFFICER'S CERTIFICATE" means a certificate conforming to Section 1.02 of the Indenture.

"ORIGINAL ISSUE DATE" means a date on which an Obligation was initially authenticated by the Indenture Trustee even if the Obligation is subsequently given a later date by reason of transfer, exchange or substitution.

"OUTSTANDING" when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture. Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture. For the purposes of Articles VI and X of the Indenture, and also in determining whether the Holders of a stated percentage of the principal amount of Outstanding Obligations have made an Act of Obligees required or permitted by the Indenture, Obligations owned by the Shipowner or by any Affiliate of the Shipowner shall be disregarded and deemed not to be Outstanding; provided that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such Act of Obligees, only Obligations which the Indenture Trustee has actual knowledge are so owned shall be so disregarded and deemed not to be Outstanding.

"PAYING AGENT" means any bank or trust company meeting the qualifications in Sections 7.02(a) of the Indenture and appointed by the Shipowner under Section
4.02 of the Indenture to pay the principal of (and premium if any) or interest on the Obligations on behalf of the Shipowner.

"PAYMENT DEFAULT" has the meaning specified in Section 6.01 of the Indenture.

"PAYMENT DATE" shall mean the date which is six months after the Commencement Date, the anniversary of the Commencement Date, and each anniversary of either such date to and including the date the Obligations are paid in full.

"PAYMENT VALUE" of each Prospective Payment (as defined below) shall be determined by discounting such Prospective Payment at the Reinvestment Rate for the period from the Payment Date on which such Prospective Payment was scheduled to be paid to the applicable Redemption Date. "Prospective Payment" means, with respect to any Bonds: (i) each scheduled interest payment on each scheduled principal amount to be prepaid; and (ii) the scheduled principal amount to be prepaid.

"PERSON" or "PERSONS" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof.

"PRIMARY LENDER" means Govco Incorporated, a Delaware corporation, as Primary Lender under the Credit Agreement, and any successor Primary Lender.

"PROPORTIONATE PART" means with respect to the item in question, the portion of the item in question, as of the date of any calculation, which bears the same proportion to the entire amount of the item in question as: (x) the Depreciated Actual Cost of the Vessel as of the date of such calculation as it bears to (y) the Depreciated Actual Cost of the Vessel as of such date (excluding the Depreciated Actual Cost of any Vessel upon which its Obligations have been redeemed pursuant to Section 3.06 of the Indenture), all as determined by the Secretary.

"REDEMPTION DATE" means a date fixed for the redemption of an Obligation by the Indenture.

"REDEMPTION PRICE" means the price at which an Obligation is redeemed under the Indenture.

"REINVESTMENT RATE" means the yield determined by the Indenture Trustee to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity (as defined below); provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded Untied States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity. The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) or, if such data cease to be available, any publicly available sources of similar market data selected by the Indenture Trustee at approximately 11:00 a.m. (New York City time) on the second Business Day prior to such Redemption Date.

"REMAINING DOLLAR YEARS" means the sum of the amounts obtained by multiplying:
(i) the amount of each remaining scheduled payment of principal of the Bonds and without giving effect to such redemption by (ii) the number of years (rounded to the nearest one-twelfth) which will elapse between the Redemption Date and the Payment Date for such scheduled principal amount.

"REQUEST" means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

"RESPONSIBLE OFFICER" means (1) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (2) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, the secretary, the treasurer, any trust officer, and (3) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

"RETIRED OR PAID," as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full; (2) such

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Obligations shall have been canceled by the Indenture Trustee and shall have been delivered to the Indenture Trustee for cancellation; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent in trust for the purpose, or with irrevocable directions, to apply the same, provided that the foregoing definition is subject to Section 6.08 of the Indenture.

"SECRETARY" means the Secretary of Transportation.

"SECRETARY'S NOTICE" means a notice from the Secretary to the Indenture Trustee that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.

"SECURITY AGREEMENT" means the security agreement, Contract No. MA-13674, dated as of the Closing Date, consisting of the special provisions, the general provisions and Schedule X thereto, executed by the Shipowner as security for the Secretary, as originally executed or as modified, amended or supplemented.

 "SHIPOWNER" means Chiles Galileo LLC a Delaware limited liability company, and shall include its successors and assigns.

"SHORT TERM CONSTRUCTION PERIOD BENCHMARK RATE" shall mean, as of any date of determination, an interest rate per annum determined by the Indenture Trustee as equivalent to either (a) if and so long as the Note is funded by the Primary Lender through its issuance of commercial paper notes, then the Fed AA Composite Rate calculated by the Federal Reserve Bank for commercial paper with a designated maturity of thirty (30) days as reported on Telerate Access Service (page 120 or the relevant page at the date of determination) or, if such data cease to be available, any publicly available sources of similar market data representing an average rate of AA-rated commercial paper with comparable maturities, as selected by the Indenture Trustee at approximately 10:00 a.m. (New York City time) on the date of determination, or (b) if the Note has been funded by the Alternate Lender, then the higher of (i) the Applicable Interest Rate most recently quoted by the Agent or (ii) the rate of interest per annum determined by the Indenture Trustee to be equal to the arithmetic mean of the offered rates, if any, for deposits in Dollars having a maturity of six months commencing on the second succeeding Business Day and appearing on Telerate Page 3750 or any equivalent successor to the relevant page as of approximately 10:00 a.m. (New York City time) on the date of determination, or, if no such offered rates appear on such Telerate Page 3750, then the rate per annum determined by the Indenture Trustee to be equal to the arithmetic mean of the rates notified to the Indenture Trustee as the rates which five selected money center banks were offering to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the date of such determination for deposits in Dollars for a six-month period to commence on the second succeeding Business Day.

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"SHORT TERM POST-CONSTRUCTION PERIOD BENCHMARK RATE" shall mean, as of any date of determination, an interest rate per annum determined by the Indenture
Trustee as equivalent to either (a) if and so long as the Note is funded by the Primary Lender through its issuance of commercial paper notes, then the Fed AA Composite Rate calculated by the Federal Reserve Bank for commercial paper with a designated maturity of thirty (30) days as reported on Telerate Access
Service (page 120 or the relevant page at the date of determination) or, if such data cease to be available, any publicly available sources of similar market data representing an average rate of AA-rated commercial paper with comparable maturities, as selected by the Indenture Trustee at approximately 10:00 a.m. (New York City time) on the date of determination, or (b) if the Note has been funded by the Alternate Lender, then the higher of (i) the Applicable Interest Rate most recently quoted by the Agent or (ii) the rate of interest per annum determined by the Indenture Trustee to be equal to the arithmetic mean of the offered rates, if any, for deposits in Dollars having a maturity of six months commencing on the second succeeding Business Day and appearing on Telerate Page 3750 or any equivalent successor to the relevant page as of approximately 10:00 a.m. (New York City time) on the date of determination, or, if no such offered rates appear on such Telerate Page 3750, then the rate per annum determined by the Indenture Trustee to be equal to the arithmetic mean of the rates notified to the Indenture Trustee as the rates which five selected money center banks were offering to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the date of such determination for deposits in Dollars for a six-month period to commence on the second succeeding Business Day.

"STATED MATURITY" means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.

"SUPPLEMENTAL INDENTURE" shall mean any indenture supplemental to the Indenture entered into pursuant to Article X of the Indenture.

"TITLE XI" means Title XI of the Act.

"TRIGGER EVENT" shall mean any of the following: (i) during the Construction Period, the Short Term Construction Period Benchmark Rate shall exceed 13.00%;
(ii) after the Construction Period, the Short Term Post-Construction Period Benchmark Rate shall exceed 10.25%; (iii) at any time, the Long Term Benchmark Rate shall exceed 8.30%.

"VESSEL" means the vessel financed with the Obligations.

"WEIGHTED AVERAGE LIFE TO FINAL MATURITY" means the number of years (rounded up to the nearest one-twelfth of a year) obtained by dividing: (i) the then Remaining Dollar Years (as defined above) by (ii) the total amount of the then remaining aggregate unpaid principal amount of such Bonds (including Bonds issued subsequent to the Closing Date) (without giving effect to such Redemption).

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